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                           Reznick Fedder & Silverman
           Certified Public Accountants - A Professional Corporation

       4520 East West Highway - Suite 300 - Bethesda, Maryland 20814-3319
                   Phone (301) 652-9100 - Fax (310) 652-1848



                                 April 3, 2001

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                          ---------------------------


We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 20, 2001 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 2000. We also consent to the reference to our firm under the caption "Experts."


                                                      REZNICK FEDDER & SILVERMAN

                                                  /s/ Reznick Fedder & Silverman




  ATLANTA, GA         BALTIMORE, MD          BETHESDA, MD         CHARLOTTE, NC
(404) 847-9447       (410) 783-4900         (301) 652-9100        (704) 332-9100

                                   www.rfs.com